                       Consent of Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses of Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Fund, Delaware Group Tax-Free Fund, Inc - Tax-Free Insured Fund, and Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Intermediate Fund and "Financial Statements" in the Statement of Additional Information of Delaware Group Tax-Free Fund, Inc. and to the incorporation by reference in this Post-Effective Amendment No. 21 to the Registration Statement (Form N-1A)(No. 2-86606) of Delaware Group Tax-Free Fund, Inc. of our reports dated October 12, 1995, included inb the 1995 Annual Reports to Shareholders of the Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Fund and Delaware Group Tax-Free Fund, Inc - Tax-Free Insured Fund, and Delaware Group Tax-Free Fund, Inc. - Tax-Free
USA Intermediate Fund.


                                        /s/Ernst & Young LLP
                                        --------------------
                                        Ernst & Young LLP


Philadelphia, Pennsylvania
November 20, 1995

                                                                      EX 99.B11

                           [ERNST & YOUNG LETTERHEAD]



                         Report of Independent Auditors


To the Shareholders and Board of Directors
Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Fund
Delaware Group Tax-Free Fund, Inc. - Tax-Free Insured Fund

We have audited the accompanying statement of net assets of Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Fund and Delaware Group Tax-Free Fund, Inc.
- Tax-Free Insured Fund, as of August 31, 1995, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Fund and Delaware Group Tax-Free Fund, Inc. - Tax-Free Insured Fund at August 31, 1995, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania                     /s/Ernst & Young LLP
October 12, 1995                              Ernst & Young LLP

                           [ERNST & YOUNG LETTERHEAD]


                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Intermediate Fund

We have audited the accompanying statement of net assets of Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Intermediate Fund as of August 31, 1995, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended and for the period from January 7, 1993 (date of initial public offering) to August 31, 1993. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 1995, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Tax-Free Fund, Inc. - Tax-Free USA Intermediate Fund at August 31, 1995, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the two years in the period then ended, and for the period from January 7, 1993 (date of initial public offering) to August 31, 1993, in conformity with generally accepted accounting principles.

Philadelphia, Pennsylvania                             /s/Ernst & Young LLP
October 12, 1995                                       Ernst & Young LLP